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                                                            Exhibit 3.2

                                    BY-LAWS

                                      OF

                                  DEPUY, INC.

        (a Delaware corporation, hereinafter called the "Corporation")



                                  ARTICLE I.
                                   OFFICES

     SECTION 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                  ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     SECTION 3. Special Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board or the President. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the
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meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     SECTION 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     SECTION 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. At each election of directors, every stockholder entitled to vote at such election shall have the right to vote the numbers of shares owned by him for as many persons as there are directors to be elected at that time. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     SECTION 6. Written Consent in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting or by the written consent of more than fifty percent (50%) of the Common Stock entitled to vote on such action.

     SECTION 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be
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produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     SECTION 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine (a) the stock ledger, (b) the list required by Section 7 of this Article II or (c) the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 9. Conduct of Meetings of Stockholders. Meetings of stockholders shall generally follow reasonable and fair procedures. Subject to the foregoing, the conduct of any meeting and the determination of procedures and rules shall be within the absolute discretion of the Chairman, and there shall be no appeal from any ruling of the Chairman with respect to procedures or rules. Accordingly, in any meeting of stockholders or part thereof, the Chairman shall have the absolute power to determine appropriate rules or to dispense with theretofore prevailing rules. The Chairman of the Board (or in his absence the Vice Chairman, if any, or, if there is no Vice Chairman, a Director designated by the Chairman) shall serve as Chairman of the Meeting and preside at the meeting. Without limiting the foregoing, the following rules shall apply:

          1. Within his sole discretion, the Chairman of the meeting may adjourn such meeting by declaring such meeting adjourned. Upon his doing so, the meeting shall be immediately adjourned.

          2. The Chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

          3. A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy, and seconded by an individual, who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion. The Chairman may propose any motion for vote.

          4. The Chairman of the meeting may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any stockholder, limits on the numbers of questions per stockholder, and limits as to the subject matter and timing of questions and remarks by stockholders.

     SECTION 10. Advance Notice of Stockholder-Proposed Business at any
Meeting of Stockholders. To be properly brought before any meeting of the stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, including (without limitation) requirements imposed by federal securities laws pertaining to proxies, for business to be
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properly brought before any meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, at least thirty (30) days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before any meeting of the stockholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii) the name and record address of the stockholder proposing such business,
(iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article II, Section 10, provided, however, that nothing in this Article II, Section 10 shall be deemed to preclude discussion by any stockholder as to any business properly brought before any meeting.

     The Chairman of the Board of the Corporation shall, if the facts warrant, determine and declare at any meeting of the stockholders that business was not properly brought before the meeting in accordance with the provisions of this
Article II, Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                  ARTICLE III.
                                   DIRECTORS

     SECTION 1. Number and Qualification of Directors. 1. The Board of Directors shall consist of not less than three nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by resolution of the Board of Directors. Except as provided in Section 3 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the Annual Meeting for the year in which his term expires and until his successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

     2. Unless waived by the Board of Directors, no person not already a Director shall be eligible to be elected to or serve as a Director unless such person's candidacy shall have been notified to the Board of Directors at least thirty (30) days before initiation of solicitation to the stockholders for election in the event of an election other than at an annual meeting and thirty
(30) days before the corresponding date that had been the record date of the previous year's annual meeting in the event of an election at an annual meeting. Any such notification pursuant to this subparagraph (b) shall be effective and such person shall be eligible to be elected or to
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serve only if the notification contains all information required under Items 3,
4, 5, 6(b) and 7 of Schedule 14A, Items 401(a), (e), and (f) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and Item 403(c) of Regulation S-K as if such person were the Registrant, and such information complies with the provisions of Rule 14a-9 of said Act.

     SECTION 2. Classification of Board. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Upon the initial election of directors, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected for a term expiring at the second succeeding annual meeting and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

     SECTION 3. Vacancies. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at all annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH thereof applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article III, Section 2 unless expressly provided by such terms.

     SECTION 4. Duties and Powers. Subject to the provisions of Article FOURTH of the Certificate of Incorporation of the Corporation, the business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

     SECTION 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place
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as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, the Secretary or any three directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     SECTION 6. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same effect as unanimous vote. Such consent may be signed and filed in duplicate counterparts.

     SECTION 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

     SECTION 9. Committees. (a) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate and name one or more committees, to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and
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authority of the Board of Directors in the management of the business and affairs of the Corporation.

     (b) Each committee shall keep regular minutes of its meetings and report to the Board of Directors when required.

     (c) Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-laws, notice is required to be given to any committee member, it shall not be construed to mean personal notice unless specifically allowed, but such notice may be given in writing, by mail, addressed to such member, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to members may also be given by telegram or telephone.

     No notice of a committee meeting or waiver thereof need state the purpose of such meeting.

     Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.

     Any Committee meeting may be called by the Chairman of the Board, President or Secretary, or by any member of such Committee.

     Attendance of a Director at a committee meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the committee meeting, the time of the committee meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the committee meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     SECTION 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or such other compensation as the Board of Directors may determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 11. Removal of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of more than fifty percent (50%) of the outstanding Common Stock of the Corporation.
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     SECTION 12. Emergency Meeting.  In the event of the death and/or disability of both the Chairman and Vice Chairman of the Board of Directors or an outside tender offer for this Corporation's stock, any member of the Board can call for a meeting with twelve (12) hours advance notice either by telephone or by other means of notice to the members of the Board.


                                  ARTICLE IV.
                                   OFFICERS

     SECTION 1. Officers. The Board of Directors shall elect from their number a Chairman of the Board and may elect a Vice Chairman of the Board, and the Board shall also elect a President, Secretary and a Treasurer, who need not be members of the Board. The Board may also elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers who may or may not be members of the Board. The same person may hold any two or more offices but no officer shall execute, acknowledge or verify an instrument in more than one capacity. In addition, the Board may appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. In addition to the foregoing, assistant officers may be appointed or terminated in writing by the Chairman of the Board from time to time.

     SECTION 2. Term. The term of office of all officers shall be until their respective successors are elected and qualified or their earlier respective resignation, death or removal. Any officer may be removed from office, with or without cause, at any meeting of the Board of Directors by the affirmative vote of a majority of Directors then in office. The Board of Directors shall have the power to fill any vacancies in any offices irrespective of the reason for the
vacancy.   In addition, any assistant officer may be removed by written action by the Chairman of the Board.

     SECTION 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     SECTION 4. Salaries. The salaries and other compensation of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board shall provide.
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     SECTION 5.  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and directors.

     SECTION 6. Chief Executive Officer. The Chief Executive Officer shall have responsibility for the general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where the signing and execution therefore shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     SECTION 7. Vice Chairman. The Vice Chairman of the Board shall have such responsibilities and the duties as shall be designated to him by the Chairman and the President for the general and active management of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall have, as shall the Chairman, power to exercise all conveyances, contracts or other obligations in the name of the Corporation.

     SECTION 8. President. The President shall be the chief operating officer of the Corporation and subject to the direction of the Chairman of the Board shall have responsibility for the general and active management of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The President shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. He shall have, as shall the Chairman, power to execute all conveyances, contracts or other obligations in the name of the Corporation.

     SECTION 9. Executive Vice President, Senior Vice President and Vice President. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents in the order designated by the Board of Directors or, lacking such a designation, by the President, shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the Chairman of the Board shall prescribe. Each Executive Vice President, Senior Vice President and Vice President of the Corporation shall have the power to execute all authorized conveyances, contracts or other obligations in the name of the Corporation except as otherwise directed by the Board of Directors.

     SECTION 10. Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or by the Chairman of the Board, under whose supervision he shall act. He shall have the power to execute all authorized conveyances, contracts or other obligations in the name of the Corporation except as otherwise directed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested
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by his signature or by the signature of the Treasurer or an Assistant Secretary.
The Secretary shall keep a register of the post office address of each stockholder. Said address shall be furnished to the Secretary by such stockholder and the responsibility for keeping said address current shall be upon the stockholder. The Secretary shall have general charge of the stock transfer books of the Corporation, but may delegate such charge to a professional transfer agent.

     SECTION 11. Treasurer. The Treasurer shall have custody of and keep account of all money, funds and property of the Corporation, unless otherwise directed by the Board of Directors, and he shall render such accounts and present such statements to the Directors and President as may be required of him. He shall deposit funds of the Corporation which may come into his hands in such bank or banks as the Board of Directors may designate. He shall keep his bank accounts in the name of the Corporation and shall exhibit his books and accounts at all reasonable times to any Director of the Corporation upon application at the office of the Corporation during business hours. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of his duties and upon his death, resignation or removal from office the return of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall have the power to execute all authorized conveyances, contracts or other obligations in the name of the Corporation except as otherwise directed by the Board of Directors.

     SECTION 12. Assistants. The Assistant Secretaries and the Assistant Treasurers (if any), respectively, in the absence of the Secretary or the Treasurer, as the case may be, shall perform the duties and exercise the powers of such Secretary or Treasurer and shall perform such other duties as the Board of Directors or the Chairman of the Board shall from time to time prescribe. Other Assistant officers appointed by designation in writing by the Chairman of the Board shall perform such duties as the Chairman of the Board shall from time to time prescribe. Each Assistant officer shall have the power to execute all authorized conveyances, contracts or other obligations in the name of the Corporation, except as otherwise directed by the Board of Directors or the Chairman of the Board.

     SECTION 13. Suspension of Officers. The Secretary, Treasurer, or any Executive Vice President, Senior Vice President or Vice President may be summarily suspended by the Chairman of the Board subject to subsequent action by the Board of Directors. Any such suspension shall be in writing.
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                                  ARTICLE V.
                                    STOCK

     SECTION 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     SECTION 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

     SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any
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                                     -12-

adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                  ARTICLE VI.
                                    NOTICES

     SECTION 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile, telegram, telex or cable.

     SECTION 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.


                                  ARTICLE VII.
                               GENERAL PROVISIONS

     SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid out of any funds legally available therefor in cash, in property, or in shares of the capital stock. The payment of any dividend declared may be made conditional, in whole or in part, upon the occurrence or non-occurrence of any event. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     SECTION 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 3. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December of each year unless another date shall be fixed by resolution of the Board of Directors.

     SECTION 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                 ARTICLE VIII.
                                INDEMNIFICATION

     SECTION 1. Obligation to Indemnify. The Corporation shall indemnify to the full extent authorized or permitted by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or by reason of the fact that such director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and shall advance expenses incurred by any such officer or director in defending any such action, suit or proceeding to the full extent authorized or permitted by the laws of the State of Delaware upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by Section 145 of the Delaware General Corporation Law. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment to or repeal of this Section 1 of Article VIII shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

     SECTION 2. Liability to the Corporation. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section 2 of

Article VIII shall adversely affect any right or protection of any director of the Corporation existing at the time of such amendment or repeal for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     SECTION 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law;

     The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law, and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

     SECTION 4. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.


                                  ARTICLE IX.
                                  AMENDMENTS

     SECTION 1. By-law Amendments. These By-laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors or by the affirmative vote of more than fifty percent (50%) of the outstanding stock of the Corporation entitled to vote thereon.

     SECTION 2. Entire Board of Directors. As used in these By-laws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.